Proxy Vote Results (Unaudited)
On August 31, 2005, shareholders of the EQ/Enterprise Global Socially Responsive Portfolio voted to approve a Plan of Reorganization and Termination (the "Plan") providing for the reorganization of the EQ/Enterprise Global Socially Responsive Portfolio into the EQ/Calvert Socially Responsible Portfolio.
   For    Against    Abstained
   355,184    21,170    48,495

 On August 31, 2005, shareholders of the EQ/Enterprise Capital Appreciation Portfolio voted to approve a Plan of Reorganization and Termination (the "Plan") providing for the reorganization of the EQ/Enterprise Capital Appreciation Portfolio into the EQ/Marsico Focus Portfolio.
   For    Against    Abstained
   6,701,755    331,844    379,592

On August 31, 2005, shareholders of the EQ/Enterprise Deep Value Portfolio voted to approve a Plan of Reorganization and Termination (the "Plan") providing for the reorganization of the EQ/Enterprise Deep Value Portfolio into the EQ/Mercury Basic Value Equity Portfolio.
   For    Against    Abstained
   527,049    6,889    11,236

On August 31, 2005, shareholders of the EQ/Enterprise Multi-Cap Growth Portfolio voted to approve a Plan of Reorganization and Termination (the "Plan") providing for the reorganization of the EQ/Enterprise Multi-Cap Growth Portfolio into the EQ/Montag & Caldwell Growth Portfolio.
   For    Against    Abstained
   6,588,062    232,971    420,661

On August 31, 2005, shareholders of the EQ/MONY Diversified Portfolio voted to approve a Plan of Reorganization and Termination (the "Plan") providing for the reorganization of the EQ/MONY Diversified Portfolio into the EQ/Capital Guardian Research Portfolio.
   For    Against    Abstained
   130,844    6,646    —

On August 31, 2005, shareholders of the EQ/MONY Equity Growth Portfolio voted to approve a Plan of Reorganization and Termination (the "Plan") providing for the reorganization of the EQ/MONY Equity Growth  Portfolio into the EQ/Capital Guardian Research Portfolio.
   For    Against    Abstained
   80,094    954    —

On August 31, 2005, shareholders of the EQ/MONY Equity Income Portfolio voted to approve a Plan of Reorganization and Termination (the "Plan") providing for the reorganization of the EQ/MONY Equity Income Portfolio into the EQ/Boston Advisors Equity Income Portfolio.
   For    Against    Abstained
   597,559    7,064    143,832

On August 31, 2005, shareholders of the EQ/MONY Money Market Portfolio voted to approve a Plan of Reorganization and Termination (the "Plan") providing for the reorganization of the EQ/MONY Money Market Portfolio into the EQ/Money Market Portfolio.
   For    Against    Abstained
   142,733,275    8,107,538    13,806,730